Exhibit 10.2

FIRST AMENDMENT TO

FOURTH AMENDED AND RESTATED PROLOGIS PROMOTE PLAN

WHEREAS, Prologis, Inc. (the “Company”) maintains the Fourth Amended and Restated Prologis Promote Plan (the “Plan”);

WHEREAS, the Compensation Committee of the Board of Directors of the Company has the authority to amend the Plan; and

WHEREAS, the Compensation Committee has determined that the amendment of the Plan is now desirable and in the best interests of the Company and its stockholders.

NOW THEREFORE, the Plan is hereby amended as follows, effective as of                ,                :

1. The definition of “Bonus Pool” in section 2 of the Plan is hereby replaced in its entirety with the following:

“Bonus Pool” shall mean, with respect to each Fund, an amount equal to 25 percent of Incentive Fees taken into account under the Plan with respect to such Fund. There may be multiple Bonus Pools established with respect to a Fund based on when Incentive Fees relating to such Fund are taken into account under the Plan.